Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS CONFIDENTIAL, (II) IS NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DISTRIBUTION AGREEMENT

This Distribution Agreement (this "Agreement") is entered into by and between Biomet 3i, LLC d/b/a Zimmer Biomet Dental, a Florida limited liability company ("ZB Dental"), and AcelRx Pharmaceuticals, Inc., a Delaware corporation ("AcelRx"), as of the date that this Agreement is fully-executed by the Parties (the "Effective Date").

Recitals

A.      AcelRx is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings.

B.      ZB Dental manufactures, markets, or sells certain dental products to licensed healthcare professionals in the oral surgery field.

C.      AcelRx desires to appoint ZB Dental as a distributor of the Products to Professionals throughout the Territory, and ZB Dental desires to accept such appointment, in accordance with the terms and conditions of this Agreement.

Agreement

In consideration of the mutual covenants and the representations contained in this Agreement, ZB Dental and AcelRx agree as follows:

Article 1
DEFINITIONS AND RULES OF CONSTRUCTION

1.1      Definitions. For purposes of this Agreement (including the preamble and recitals), the following terms shall have the following meanings:

"AcelRx IP" means all Intellectual Property that is subject as of the Effective Date, or becomes subject during the Term, to AcelRx's control and that is necessary or useful for the manufacture, testing, use, promotion, marketing, distribution or sale of the Products. For this purpose, AcelRx shall be considered to control Intellectual Property if AcelRx owns or has a license to it and also has the right to sublicense marketing and distribution rights to ZB Dental.

"Affiliate" means, with respect to an entity (including either Party), a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the entity. For this purpose, "control" of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of at least fifty percent (50%) of the voting interest, including securities, by contract or otherwise.

"Applicable Laws" means all laws, statutes, rules, regulations, orders, decisions, or directives of any Governmental Authority, as may be amended from time to time, including but not limited to the Federal anti-kickback statute, 42 U.S.C. §1320a -7b and its implementing regulations (the "Anti-Kickback Statute"); laws concerning fraud, unfair and deceptive trade practices, false claims and privacy including, the Federal Trade Commission Act, 15 U.S.C. § 41 et seq.; 18 U.S.C. §§ 287, 1001; the False Claims Act, 31 U.S.C. § 3729 et seq. and state corollary False Claims Act laws; the Fraud Civil Remedies Act, 31 U.S.C. § 3801 et seq.; the Health Care Fraud Statute, 18 U.S.C. § 1347; the Health Insurance Portability and Accountability Act of 1996 (and any successor statutes) and related regulations; the Federal Food Drug & Cosmetic Act, 21 U.S.C. § 301 et seq. and related FDA regulations; the Drug Supply Chain Security Act (21 U.S.C. § 360eee et seq.), and any associated FDA implementing regulations and current or forthcoming FDA guidance; the Controlled Substances Act (21 U.S.C. § 801 et seq.) and applicable Drug Enforcement Administration ("DEA") regulations and guidance and similar state laws regarding controlled substances; the Prescription Drug Marketing Act, 21 U.S.C. § 353 (21 CFR Parts 203 and 205); the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and implementing regulations (42 CFR Part 40, Subpart I), and/or similar federal, state and local laws and regulations; the PhRMA Code on Interactions with Healthcare Professionals; and the Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1) (the "FCPA").

"Average Gross Margin" means, with respect to Products sold by ZB Dental to Customers in any period, an amount (expressed as a percentage) equal to (i) the aggregate sales to such Customers for such Products in such period, minus the aggregate Purchase Price for such Products in such period, divided by (ii) the aggregate sales to such Customers for such Products in such period. For this purpose, "sales" will be determined in accordance with U.S. generally accepted accounting principles as consistently applied.  Sales between or among ZB Dental and its Affiliates or sublicensees shall be disregarded for purposes of calculating Average Gross Margin.

"Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to remain closed.

"Class of Trade" means clinicians, dentists, surgeons and other licensed health care practitioners that perform dental (including specialty dental), oral-maxillofacial, cranio-maxillofacial or oral surgery procedures.

"Confidential Information" of a Party means any business, commercial or technical information (in whatever form or media) of such Party that is marked or otherwise indicated as confidential when disclosed or would otherwise be regarded as confidential by a reasonable person relating to the business, affairs, technologies, products, customers, clients or suppliers of that Party or its Affiliates which is provided by or on behalf of one Party to the other Party pursuant to this Agreement or to which a Party obtains access as a consequence of entering into or performing this Agreement (in each case whether before, on or after the Effective Date). Confidential Information includes any information or materials possessed or developed by either Party or their respective Affiliates, whether possessed or developed before, on or after the Effective Date, in relation to the Products and/or services provided hereunder (including knowhow, processes, techniques, specifications, reports, analyses, sources of supply, marketing plans, sales strategies and pricing information). The terms of this Agreement (but not its existence) will be regarded as the Confidential Information of both Parties.

"Crossover ASC" means an ambulatory surgery center or outpatient clinic (other than the offices or practice locations of Professionals solely in the Class of Trade), which does not issue purchase orders through a hospital and in which at least one Professional performs procedures in the Class of Trade, consistent with the Product’s FDA approved indication and in compliance with the Product REMS.

"Customer” means a Professional in the Class of Trade who is certified under the Product REMS, has an active DEA registration, and to whom ZB Dental sells Product (or Product is sold on behalf of ZB Dental) pursuant to and in accordance with the terms of this Agreement.

"FDA" means the United States Food and Drug Administration or any successor agency having the administrative authority to grant Regulatory Clearance in the United States.

"Field Action" means any recall, correction or removal action by ZB Dental or AcelRx with respect to any Products due to safety, efficacy, quality or regulatory compliance concerns, including actions to recover title to or possession of, or to halt distribution of, Products that previously have been shipped to Customers.

"Force Majeure Event" means, with respect to a Party, any event or circumstance beyond the Party's reasonable control that prevents, restricts or interferes with the Party's performance of any obligation under this Agreement, including war, revolution, civil commotion, acts of terrorism, blockade, embargo, strikes, government acts, epidemics and natural disasters; provided, however, that the parties agree and acknowledge that the effects of the COVID-19 pandemic (including actions of Governmental Authorities related or in response thereto) through and including the Effective Date, shall not be considered a Force Majeure Event.

"Governmental Authority" means the governmental authority in any country in which the Products are manufactured, marketed, sold, tested, investigated or otherwise regulated, and all states or other political subdivisions thereof and supranational bodies applicable thereto, and all agencies, commissions, officials, courts or other instrumentalities of the foregoing.

"Insolvency Event" means that a Party (i) has commenced a voluntary proceeding under any insolvency law, (ii) had an involuntary proceeding commenced against it under any insolvency law which has continued undismissed or unstayed for [***] consecutive days, (iii) had a receiver, trustee or similar official appointed for it or for any substantial part of its property which appointment has not been stayed or revoked within [***] days of such appointment, (iv) made an assignment for the benefit of creditors or (v) had an order for relief entered with respect to it by a court of competent jurisdiction under any insolvency law which has not been stayed within [***] days of entry. For purposes hereof, the term "insolvency law" means any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

"Intellectual Property" means (i) discoveries, inventions, improvements, concepts and ideas, whether or not patentable, (ii) works of authorship fixed in a tangible medium of expression, (iii) Trademarks, and (iv) all proprietary rights relating thereto, including all applications, registrations and renewals in connection therewith.

"Non-Exclusive Period" means the period, if any, during which ZB Dental's Distribution rights are non-exclusive pursuant to Section 3.6.

"Party" means ZB Dental or AcelRx, as the context requires.

"Person" means any individual, group or entity, including Governmental Authorities.

"Product Complaint" means any communication by a Third Party to ZB Dental or AcelRx that alleges deficiencies related to the identity, quality, durability, reliability, safety, efficacy or performance of any Product, including actual or suspected product tampering, contamination, mislabeling or misformulation.

"Product REMS" means the Risk Evaluation and Mitigation Strategy drug safety program put in place by AcelRx as required by the FDA in connection with the distribution of the Products in the Territory.

"Products" means DSUVIA (sufentanil sublingual tablet 30 mcg) approved under NDA# 209128 and any other product commercialized under a supplemental NDA to NDA #209128.

"Professionals" means individuals in the Class of Trade and their respective institutions and facilities that are permitted under Applicable Laws to use the Products.

"Qualified Marketing Partner" means any Third-Party distributor or sales agent authorized by ZB Dental to promote, market, sell and distribute the Products and that has entered into written agreements with ZB Dental that contain legal, regulatory and compliance requirements consistent with this Agreement, including requirements that (i) such Person will Distribute the Products only to Professionals in the Class of Trade and Territory in compliance with Applicable Laws, the Product REMS, and the regulatory matters outlined in the Quality Agreement, (ii) such Person must be trained according to AcelRx's requirements, upon reasonable prior written notice by ZB Dental and (iii) such Person must comply with ZB Dental's compliance manual for ZB partners and the ZB Code of Business Conduct & Ethics.

"Regulatory Authority" means, with respect to any country or jurisdiction, any Governmental Authority involved in granting Regulatory Clearance or in administering Applicable Laws in that country or jurisdiction.

"Regulatory Clearance" means, with respect to any country or jurisdiction, all acts of the applicable Regulatory Authority that are necessary under Applicable Laws for the manufacture, marketing, distribution and sale of the Product in that country or jurisdiction, and satisfaction of all applicable regulatory and notification requirements, including NDA# 209128, received from the FDA in respect of the Product.

"Sales Representative" means an employee of ZB Dental or its Affiliates or Qualified Marketing Partners who is trained and certified by ZB Dental and AcelRx to Distribute the Products to the Professionals in the Class of Trade in compliance with Applicable Laws.

"Specifications" means (i) any specifications for the Product set forth in any approved application for Regulatory Clearance and any supplements and amendments thereto, and (ii) any specifications provided by AcelRx in its sales literature or other product documentation with respect to the Product.

"Territory" means the United States of America.

"Third Party" means any Person other than the Parties and their Affiliates.

"Trademarks" means all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals in connection therewith.

"Unit" means a package containing ten (10) doses of the Product.

"United States" or "U.S." means the United States of America, including its territories, commonwealths and possessions.

“Wholesaler License” means a license provided by a Government Authority to engage in the distribution of prescription drugs in or into the applicable state or jurisdiction to a Person other than a direct consumer or patient.

1.2      Rules of Construction. When a reference is made in this Agreement to a Recital, an Article, a Section, or an Exhibit, such reference is to a Recital, Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "included," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation," unless the context clearly indicates otherwise. Pronouns, including "he," "she" and "it," when used in reference to any Person, shall be deemed applicable to entities or individuals, male or female, as appropriate in any given case. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement. Standard variations on defined terms (such as the plural form of a term defined in the singular form, and the past tense of a term defined in the present tense) shall be deemed to have meanings that correlate to the meanings of the defined terms. The word "or" shall not be exclusive. References to "written" or "in writing" include in electronic form. The symbol "$" means United States dollars. Any reference to "days" means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end at the close of business on the next succeeding Business Day.

[***]

Article 2
DISTRIBUTION

2.1      Distribution Rights. AcelRx hereby grants to ZB Dental and its Affiliates the exclusive (subject to Section 3.6) right to promote, market, distribute and sell, and arrange to distribute ("Distribute")1 the Products to Professionals throughout the Territory; provided, however, that (a) ZB Dental's Distribution rights shall be non-exclusive for Crossover ASCs, (b) ZB Dental shall not be entitled to Distribute into ambulatory care centers outside the Class of Trade or into hospitals, and (c) notwithstanding (a) and (b), ZB Dental shall have a non-exclusive right to Distribute Product to Professionals in the Class of Trade in the U.S. Department of Veteran Affairs (VA) and the U.S. Department of Defense (DOD) pursuant to existing agreements between ZB Dental (or its Affiliates) with the VA and DOD, provided such existing agreements comply with Applicable Laws and do not impede AcelRx from meeting its obligations to sell Product to the VA, DoD, the Public Health Service, the Coast Guard, other purchasers under the Federal Supply Schedule and 340B covered entities under 42 U.S.C. 256b(a)(4) (collectively, "Government Customers"). Any such Distribution activities shall be conducted in a manner consistent with the Product's FDA-approved indication and Product REMS program, and within the parameters set forth in Exhibit A. For the avoidance of doubt, ZB Dental shall have exclusive Distribution rights with respect to outpatient clinics wholly in the Class of Trade, and no Distribution rights with respect to outpatient clinics wholly outside of the Class of Trade, and AcelRx may continue to sell Product to Government Customers without restriction.

2.2      Sublicensing. ZB Dental shall not sublicense its Distribution rights to any Third Party without the prior written consent of AcelRx; provided, however, that ZB Dental shall have the right, without the prior written consent of AcelRx, to sublicense ZB Dental's Distribution rights to Qualified Marketing Partners.

2.3      Marketing and Sales. ZB Dental shall be responsible for promoting, selling and booking sales of the Product to Professionals in the Territory. Subject to compliance with Applicable Laws, AcelRx training, and the regulatory matters outlined in the Quality Agreement, ZB Dental shall have control and authority over its marketing and promotional activities to Customers in the Class of Trade AcelRx shall provide reasonable marketing support for the Products, and work in good faith with ZB Dental to identify and participate in applicable tradeshows, speaking engagements and Customer education opportunities, in each case as agreed to by the Parties in writing, for which such activities will comply with Applicable Laws, AcelRx training, and the regulatory matters outlined in the Quality Agreement.

2.4      Product Literature. AcelRx shall, without charge, supply ZB Dental with electronic copies of any existing Product literature and promotional materials for ZB Dental's use. ZB Dental may develop Product literature and promotional materials (either original or derived from AcelRx's existing collateral) on behalf of AcelRx for ZB Dental's sole and exclusive targeted use with the Class of Trade. All such Product literature and promotional materials must comply with Applicable Laws and be reviewed and approved by AcelRx's promotional review committee (PRC) prior to dissemination or use by ZB Dental or its Affiliates or Qualified Marketing Partners or their respective Sales Representatives. AcelRx shall be responsible for submitting all approved Product literature and promotional material to the FDA, as applicable. ZB Dental and its Affiliates and Qualified Marketing Partners and their respective Sales Representatives shall be responsible for ensuring that dissemination of Product literature and promotional materials to Professionals complies with Applicable Laws, ZB Dental's written policies, AcelRx's written policies to the extent that they have been provided to ZB Dental, and AcelRx and ZB Dental training.

2.5      Trademarks. ZB Dental and its Affiliates and Qualified Marketing Partners and their respective Sales Representatives shall have the right to use AcelRx's Trademarks associated with the Products in connection with the marketing and sale of the Products and to the extent required for compliance with Applicable Laws. ZB Dental and its Affiliates and Qualified Marketing Partners and their respective Sales Representatives shall comply with the reasonable quality control instructions of AcelRx as to the form and manner in which such Trademarks shall be used. Other than as expressly provided herein, no Party shall acquire or have any right to use the name or Trademarks of the other Party without its prior written consent.

2.6      Demonstration Units. AcelRx shall provide, at its expense, an initial quantity of [***] of demonstration Products (i.e., Products without active drug) for use by ZB Dental and its Affiliates and Qualified Marketing Partners and their respective Sales Representatives. ZB Dental shall be entitled to purchase demonstration Products in excess of such initial quantity for a purchase price equal to AcelRx's cost for such demonstration Products. ZB Dental shall ensure that Distribution activities regarding demonstration Products comply with Applicable Laws, AcelRx training, and the regulatory matters outlined in the Quality Agreement.

2.7      Training. AcelRx shall provide reasonable training support for the Products, including initial and ongoing training for Sales Representatives (directly or through a train-the-trainer program as agreed by the Parties), as determined necessary by AcelRx or as required by Applicable Laws. AcelRx shall apprise ZB Dental of any additional training that is necessary or prudent for regulatory compliance purposes, and AcelRx shall conduct, or arrange for, such training in a reasonable manner. ZB Dental and Sales Representatives shall not Distribute Product without successful completion of AcelRx-required training.

2.8      New Products. In the event that AcelRx intends to commercialize one or more new products with applications for the Class of Trade in the Territory (each, a "New Product"), AcelRx shall first provide a written notice to ZB Dental describing the New Product in reasonable detail (a "RFN Notice"). ZB Dental shall notify AcelRx in writing whether it is interested in pursuing a distribution arrangement for the New Product within [***] days after it receives the RFN Notice. If ZB Dental desires to distribute the New Product, the Parties shall begin good faith negotiations on the terms of the distribution arrangement. During the negotiations, (a) AcelRx shall provide ZB Dental with any relevant information that ZB Dental reasonably requests, so long as AcelRx has or can acquire the requested information without unreasonable effort or expense and without violating any confidentiality obligations of AcelRx to any Third Party, and (b) AcelRx shall not initiate or participate in any inquiry, negotiations or discussions with any Third Party with respect to distribution of the New Product to Professionals in the Territory. ZB Dental shall promptly notify AcelRx at any point in the negotiations if it is no longer interested in pursuing a distribution arrangement for the New Product. If ZB Dental notifies AcelRx that it is not interested in pursuing a distribution arrangement for the New Products, or if, after having commenced negotiations, ZB Dental and AcelRx have not agreed upon terms within [***] days after ZB Dental's receipt of the RFN Notice, then ZB Dental's rights under this Section 2.8 shall be terminated, and AcelRx shall be free to seek a distribution agreement with a Third Party. Notwithstanding the forgoing, the rights and obligations under this Section 2.8 shall not apply during any Non-Exclusive Period.

2.9      Wholesaler Licenses. ZB Dental shall not be permitted to place any Purchase Orders with AcelRx or sell any Product to Customers in the Territory until ZB Dental obtains a valid Wholesaler License. ZB Dental shall use commercially reasonable efforts to obtain a Wholesaler License as soon as practicable and no later than [***] after the Effective Date of this Agreement and provide a copy of the Wholesaler License to AcelRx immediately upon receipt. ZB Dental shall obtain other Wholesaler Licenses as required by Applicable Laws.

Article 3
PURCHASING

3.1      Purchase Orders. Upon ZB Dental's receipt of a Customer's order for the Products, ZB Dental shall submit a purchase order to AcelRx for the purchase of the Product in the quantities described therein (each, a "Purchase Order"). Each Purchase Order shall specify: (i) Customer name and address (consistent with Product REMS); (ii) Purchase Order number; (iii) the quantities of the Product to be purchased; (iv) the delivery dates and shipping instructions with respect thereto; (v) purchase price of the Product (consistent with this Agreement); (vi) payment terms (consistent with this Agreement); and (vii) any other information as necessary to ensure compliance with Applicable Laws and the timely production and delivery of the Product. Purchase Orders may be submitted via e-mail. AcelRx shall accept each Purchase Order that satisfies the criteria set forth in this Section 3.1 and inform ZB Dental in writing to [***] as soon as practicable and in any event within [***] Business Days upon rejection of any Purchase Order that does not comply with Applicable Laws, the terms of this Agreement, or otherwise satisfy the above criteria, including the reasons for rejection. If any term in any Purchase Order conflicts with any term in this Agreement, the conflicting term in this Agreement shall govern and control.

3.2      Pricing.

(a)      For the period from the Effective Date through December 31, 2023, ZB Dental's purchase price for the Product (the "Purchase Price") shall be equal to [***] for the Product as of the Effective Date. The WAC for the Product as of the Effective Date is $58.31. Notwithstanding the foregoing, if ZB Dental's Average Gross Margin for the Product for the [***] period ending [***] is [***], ZB Dental shall be entitled to notify AcelRx and the Parties shall enter into good faith negotiations on adjustments to the Purchase Price no later than [***] to achieve a more equitable allocation of earnings; provided, if the Parties are unable to agree on an adjusted Purchase Price by [***], the Purchase Price shall remain unchanged.

(b)      AcelRx shall have the right to adjust the Purchase Price for the Product for a given calendar year starting with 2024 (each, an "Adjustment Year") only by giving written notice to ZB Dental by [***]. Such written notice of a Purchase Price change shall include AcelRx’s new proposed Purchase Price for the applicable Adjustment Year, as well as the WAC to be applicable on January 1 of such Adjustment Year. Notwithstanding the foregoing, the Purchase Price for an Adjustment Year shall not exceed [***]; and provided, further, that if ZB Dental's Average Gross Margin for the Adjustment Year would be less than [***] due to a Purchase Price increase and/or a declining average selling price of Products sold by ZB Dental (the "ASP"), the Parties agree that the combined effect of the change in the Purchase Price (applicable to the Adjustment Year) plus the change in the ASP (as calculated for the calendar year prior) shall be shared by the Parties equally for the Adjustment Year in a manner that does not violate Applicable Laws or either Party’s contractual obligations.

(c)      By way of non-binding example for clarification purposes only: [***].

3.3      Payment Terms. Upon or after shipment by AcelRx of Product pursuant to each Purchase Order, AcelRx shall issue to ZB Dental an invoice in respect of such Product. Invoices may be submitted via e-mail. ZB Dental shall pay AcelRx for undisputed amounts invoiced within [***] from the invoice date, in United States Dollars by ACH transfer, check or wire transfer of immediately available funds into an account designated by AcelRx. If any invoice becomes past-due, AcelRx will notify ZB Dental in writing to [***] and if AcelRx does not receive payment of any sum due to it within [***] after the due date, interest will thereafter accrue on the sum due to AcelRx until the date of payment at the rate of [***], or the maximum rate allowable by Applicable Laws, whichever is lower.  Neither Party shall be permitted to withhold or offset any amounts owed or payable to the other Party under this Agreement for any reason.

3.4      Records. ZB Dental shall keep such records (including records pertaining to the activities of its Affiliates and Qualified Marketing Partners and sublicensees under this Agreement) as are required to determine, in accordance with U. S. generally accepted accounting principles and this Agreement, the sums or credits due under this Agreement, including calculation of the Average Gross Margin. ZB Dental shall retain all such books, records and accounts until the later of (a) [***] after the end of the period to which such books, records and accounts pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or, in each case of (a) or (b), for such longer period as may be required by Applicable Laws.

3.5      Financial Audits. ZB Dental shall permit access, during normal business hours and upon reasonable prior written notice, to an independent certified public accountant engaged by AcelRx and reasonably acceptable to ZB Dental, for the purpose of auditing only those records of ZB Dental (and records of its Affiliates and Qualified Marketing Partners in ZB Dental's possession) as may be reasonably necessary to determine, with respect to any calendar year ending not more than [***] before AcelRx’s request, the correctness or completeness of any report or calculation made by ZB Dental under this Agreement. The foregoing audit right may be exercised only once per year and only once with respect to each such report or calculation. The independent certified public accountant's reports of the results of any such audit shall be (a) limited to details of any discrepancies in ZB Dental’s records relating to Product together with an explanation of the discrepancy and the circumstances giving rise to the discrepancy (b) made available to both Parties and (c) subject to Article 8. AcelRx shall bear the full cost of the performance of any such audit.

3.6      Annual Minimums.

(a)      Beginning with the calendar year 2022, and for each calendar year thereafter during the Term, ZB Dental's exclusive Distribution rights for the Products shall become non-exclusive at the option of AcelRx (the "Non-Exclusive Option") in the event that ZB Dental fails to submit, during such calendar year, Purchase Orders for the minimum number of Units for such calendar year established as follows (each, an "Annual Minimum"):

(i)      The Parties shall endeavor in good faith to agree on the Annual Minimum (measured in Units ordered) for calendar year 2022 by no later than [***]. If the Parties are not able to agree on the Annual Minimum for 2022 by [***], the matter shall be referred to AcelRx's CEO and ZB Dental's President (the "Executives"). The Executives shall make themselves available at reasonable dates and times as requested by either Executive and they shall negotiate in good faith in order to establish the 2022 Annual Minimum. If the Executives are unable to agree upon a 2022 Annual Minimum by [***] (or such other date as the Parties mutually agree in writing), then the rights of ZB Dental to Distribute the Product shall automatically become non-exclusive without Annual Minimums and either Party shall have the right to terminate this Agreement thereafter upon 180 days' prior written notice to the other Party.

(ii)      The Annual Minimum for each calendar year after 2022 shall be calculated as follows:

Calendar Year	Annual Minimum (for each Calendar Year)
2023, 2024, 2025	[***]
2026, 2027	[***]
2028, 2029, 2030	[***]
2031 and beyond	[***]

(b)      In order to exercise the Non-Exclusive Option as a result of ZB Dental's failure to meet the Annual Minimum for any given calendar year, AcelRx must deliver a written exercise notice to ZB Dental within [***] of the end of such calendar year. ZB Dental shall be entitled to cure such failure and retain its exclusive Distribution rights by paying to AcelRx an exclusivity fee equal [***] (the "Exclusivity Fee"); provided, however, that ZB Dental shall not be entitled to cure a failure to meet the Annual Minimum by paying an Exclusivity Fee in the event that either (i) [***], or (ii) [***]. The Exclusivity Fee shall be payable by ZB Dental within [***] following receipt of the exercise notice from AcelRx.

(c)      In the event that ZB Dental orders Units in excess of the Annual Minimum for any given calendar year, the amount of such excess, up to a maximum of [***] of the Annual Minimum for such calendar, shall be carried forward and applied to the Annual Minimum for the subsequent calendar year for purposes of determining ZB Dental's satisfaction of the Annual Minimum for such subsequent calendar year.

(d)      Notwithstanding the foregoing, and without limiting the indemnification provisions of this Agreement, the Annual Minimum and the Non-Exclusive Option shall not apply for any calendar year during which an Impeding Event occurs or is continuing. For purposes hereof, an "Impeding Event" means the occurrence of any of the following, provided that the occurrence materially and adversely affects ZB Dental's ability to Distribute the Product and was not caused by any act or omission of ZB Dental, its Affiliates or its Qualified Marketing Partners: (i) any claim, action or litigation (e.g., patent or professional liability) relating to the Products or this Agreement; (ii) any occurrence, condition or development (including a Field Action) that reasonably calls into question the safety or efficacy of the Product or might reasonably pose a substantial legal liability on ZB Dental if ZB Dental continued Distribution of the Product; (iii) any circumstance beyond ZB Dental's control that results in ZB Dental being prohibited under Applicable Laws from Distributing the Product (e.g., patent infringement injunction, or the FDA or other Regulatory Authority withdraws, suspends, or fails to grant, Regulatory Clearance); (iv) a Force Majeure Event; or (v) AcelRx's material breach of this Agreement, including AcelRx's failure to supply the Product or failure to offer or enable ZB Dental to offer Customer or Sales Representative training in a timely manner.

Article 4
MANUFACTURING AND SUPPLY

4.1      Manufacturing. AcelRx shall be responsible in all respects for manufacturing and supplying the Products. The Products shall be manufactured in accordance with the Specifications and all Applicable Laws.

4.2      Rolling Forecasts. On or before the [***] Business Day of each month during the Term, ZB Dental shall deliver to AcelRx a rolling [***] forecast (each, a "Rolling Forecast"). The Rolling Forecasts shall be non-binding and for planning purposes only.

4.3      Fulfillment; Shipping.

(a)      AcelRx shall maintain a safety stock of the Products sufficient to meet ZB Dental's forecasted demand. Subject to AcelRx’s right to reject a Purchase Order pursuant to Section 3.1, all Purchase Orders received by AcelRx on or before [***] Pacific time shall be drop-shipped the same day, and Purchase Orders received after such time shall be drop-shipped no later than the next Business Day; provided, however, that Purchase Orders in excess of [***] of the Rolling Forecast shall be fulfilled as soon as possible based upon available Product. As of the date of shipment, all Products shall have a remaining shelf life of [***].

(b)      AcelRx shall package, label, store and ship the Products in compliance with each Purchase Order, Applicable Laws and good commercial and industry practice. The Products shall be drop-shipped to the ZB Dental Customers [***] from the point of shipment, which shall be AcelRx’s shipping contractor’s facility located in [***]. Title and risk of loss shall transfer from AcelRx to ZB Dental [***]. If acceptable to AcelRx's shipping subcontractor, AcelRx shall cause the shipping subcontractor to utilize ZB Dental's UPS and Fedex account numbers for the shipments.

(c)      ZB Dental shall reimburse AcelRx (at AcelRx's cost) for the per-Unit shipping fee charged by AcelRx's shipping subcontractor. AcelRx shall provide supporting documentation for reimbursement of its shipping fees.

(d)      Exhibit B sets forth a workflow diagram for illustration purposes only.

4.4      Nonconforming Products. In the event that ZB Dental becomes aware of any defective or non-conforming Product, ZB Dental shall notify AcelRx and cause such defective or non-conforming Product to be returned to AcelRx, in compliance with the AcelRx Return Goods Policy, as outlined in Exhibit C. AcelRx shall bear all costs of return (including freight and insurance) and shall either replace the defective or non-conforming Product without charge (including payment of freight and insurance for delivery of the replacement product) or, at ZB Dental's request, provide to ZB Dental a credit for the entire amount paid by ZB Dental in connection with the rejected Product. Nothing in this Section, including the exercise of rights hereunder, shall be construed as a waiver of ZB Dental's indemnification rights, its warranty rights or any other common law or statutory remedies.

4.5      Product Warranty. AcelRx warrants to ZB Dental, its Qualified Marketing Partners and their respective Customers and the end users of the Products that the Products, when delivered in accordance with the applicable Purchase Order, will (i) conform to the applicable Specifications, (ii) have been manufactured, tested, stored, packaged, labeled, sterilized and shipped in compliance with Applicable Laws and the Specifications and (iii) be free of defects. AcelRx further warrants to ZB Dental that the Products, when delivered, shall be free and clear of any liens, security interests or encumbrances of any nature whatsoever. EXCEPT FOR THE WARRANTY SET FORTH IN THIS SECTION 4.5, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 5, AND THE REPRESENTATIONS AND WARRANTIES IN THE QUALITY AGREEMENT, ACELRX HEREBY DISCLAIMS ALL REPRESENTATIONS, CONDITIONS, WARRANTIES, AND STATEMENTS IN RESPECT OF THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, CUSTOM OF THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY SUCH REPRESENTATIONS, CONDITIONS, WARRANTIES OR STATEMENTS RELATING TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.6      Compliance; regulatory matters.

(a)      Each Party shall comply in all material respects with all Applicable Laws that pertain to its activities under this Agreement and, except as otherwise provided for herein, shall bear the entire cost and expense of such compliance. Without limiting the generality of the foregoing, both Parties shall abide by the FCPA, the Anti-Kickback Statute, the False Claims Act, the Federal, Food, Drug, and Cosmetic Act, and all other anti-corruption and anti-bribery laws of the United States, as well as the local anti-corruption and anti-bribery laws of each country within the Territory. Neither Party shall offer, give, promise to give or authorize giving, directly or indirectly, any money or anything else of value to any government official (including any employee of a state-owned or controlled entity or public international organization), political party, political official, candidate for public office or any other Person or entity, with the knowledge that such payment, offer or promise to pay will be made to any governmental official in an effort to win or retain business, secure any advantage over competitors, or for the purpose of influencing such governmental official to make one or more business decisions favorable to ZB Dental, AcelRx or both. The Parties understand that, for these purposes, in some cases, doctors, nurses, hospital administrators, and other healthcare providers may be considered government officials. ZB Dental represents that it does not desire and covenants that it shall not request any service or action by AcelRx which may constitute a violation of Applicable Laws.

(b)      The Parties shall enter into a Quality Agreement (the "Quality Agreement") within [***] after the Effective Date. To the extent that any term in the Quality Agreement conflicts with any term of this Agreement, the conflicting term in this Agreement shall govern and control.

Article 5
REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1      General. Each Party represents, warrants and covenants to the other Party as follows:

(a)      It is a corporation or other entity duly organized, validly existing and, if relevant in its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its assets and to conduct the business now being conducted by it. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)      The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or equivalent action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

(c)      The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby shall comply with Applicable Laws.

(d)      The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with, or result in the breach of any provision of, its certificate or articles of incorporation, bylaws or equivalent organizational documents; (ii) result in the creation of any lien or encumbrance of any nature upon any property being transferred or licensed by it pursuant to this Agreement or (iii) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any permit, contract or agreement to which it is a party or by which any of its properties or businesses are bound.

5.2      IP Representations. AcelRx hereby represents and warrants to ZB Dental as follows:

(a)      AcelRx owns or holds valid and enforceable rights to use and license (to the extent a license is required), without infringing, misappropriating or violating the rights of any Person, any Intellectual Property that is necessary for (i) AcelRx to manufacture and supply the Products, (ii) ZB Dental to Distribute the Products as contemplated by this Agreement and (iii) AcelRx to grant to ZB Dental and its Affiliates and Qualified Marketing Partners the Distribution rights under this Agreement.

(b)      AcelRx has not received written notice of an assertion by any Person of a claim, suit, proceeding, action or demand (a "Claim") with respect to any of the AcelRx IP, which Claim (i) challenges the validity of AcelRx's interest in the AcelRx IP, (ii) alleges that AcelRx's use or practice of the AcelRx IP infringes, misappropriates or violates the rights of any Person or (iii) seeks to enjoin or restrain AcelRx's use or practice of the AcelRx IP in any manner that would interfere with the transactions contemplated by this Agreement. AcelRx has no knowledge that any Person intends to assert such a Claim.

Article 6
INDEMNIFICATION AND INSURANCE

6.1      Indemnification by AcelRx. AcelRx shall indemnify and hold harmless ZB Dental and its Affiliates and Qualified Marketing Partners and their respective owners, managers, officers, employees and agents from and against any and all liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable attorneys' fees and litigation costs, paid or incurred by them in connection with any Third Party Claim based upon or arising from: (a) the use of the Product, including any bodily injury or death resulting from the use of the Product; (b) any infringement or violation of a Third-Party's Intellectual Property as a result of the use, manufacture, sale or distribution of the Products; (c) a breach by AcelRx of any of its representations, warranties or obligations under this Agreement; (d) any violation by AcelRx of Applicable Laws or (e) any negligent or more culpable act or omission of AcelRx or its Affiliates or any of their respective employees or agents relating to the activities subject to this Agreement. The foregoing indemnity obligation will not apply to the extent that such Claims arise out of or result from the gross negligence or willful misconduct of ZB Dental or its Affiliates, in which case the liability for such Claims shall be allocated in accordance with Section 6.3.

6.2      Indemnification by ZB Dental. ZB Dental shall indemnify and hold harmless AcelRx and its Affiliates and their respective shareholders, directors, officers, employees and agents from and against any and all liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable attorneys' fees and litigation costs, paid or incurred by them in connection with any Third Party Claim based upon or arising from: (a) a breach by ZB Dental of any of its representations, warranties or obligations under this Agreement; (b) any violation by ZB Dental of Applicable Laws, or (c) any negligent or more culpable act or omission of ZB Dental or its Affiliates or Qualified Marketing Partners or any of their respective employees or agents relating to the activities subject to this Agreement. The foregoing indemnity obligation will not apply to the extent that such Claims arise out of or result from the gross negligence or willful misconduct of AcelRx or its Affiliates, in which case the liability for such Claims shall be allocated in accordance with Section 6.3.

6.3      Combined Obligations. To the extent that ZB Dental and AcelRx have indemnification obligations to one another in connection with a single Claim, ZB Dental and AcelRx shall contribute to the aggregate damages arising from such Claim in such proportion as is appropriate to reflect their relative responsibilities for such damages, as well as any other relevant equitable considerations. The amount paid or payable by ZB Dental or AcelRx for purposes of apportioning the aggregate damages shall be deemed to include all reasonable legal fees and expenses incurred by such Party in connection with investigating, preparing for or defending against such Claim.

6.4      Insurance. Each Party shall maintain third-party or self-insurance, including product liability insurance, in each case in a manner and with coverage amounts adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being commercially distributed or sold by such Party. Each Party shall procure insurance or self-insure at its own expense. Such insurance does not create a limit of either Party’s liability with respect to its indemnification obligations under this Article 6. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days before the cancellation, non-renewal or material reduction in such insurance.

6.5      Indemnification Procedures. A Party claiming indemnity under this Article 6 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim, provided that the failure to provide prompt notice shall not relieve the Indemnifying Party of its obligations under this Article 6 except to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party may assume and conduct the defense of the Claim with counsel of its choice unless, in the reasonable opinion of counsel to the Indemnified Party, the Claim could result in the Indemnified Party becoming subject to injunctive or other non-monetary relief that could have a material adverse effect on its ongoing business. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless (a) the settlement involves only the payment of money, and (b) the settlement does not include any finding or admission of a violation by the Indemnified Party of any Applicable Laws or Third Party's rights. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 6.

Article 7
TERM AND TERMINATION

7.1      Term. The term of this Agreement shall begin on the Effective Date and shall continue in effect until December 31, 2022, and thereafter this Agreement shall automatically renew for consecutive two (2) year terms until this Agreement is terminated pursuant to Section 7.2. The period from the Effective Date through the date of termination of this Agreement shall be referred to as the "Term."

7.2      Termination.

(a)      If either Party believes the other is in material breach of this Agreement, it may give notice of such breach to the other Party, and the breaching Party shall have [***] in which to remedy the breach. If the breach is not remedied within such [***] period, the non-breaching Party may terminate this Agreement immediately upon delivery to the breaching Party of a written notice of termination. The non-breaching Party's right to terminate this Agreement shall not be construed as an exclusive remedy.

(b)      Either Party may terminate this Agreement pursuant to Section 3.4(a)(i).

(c)      During the Non-Exclusive Period, if any, AcelRx may terminate the Agreement upon [***] prior written notice to ZB Dental in the event that, during any calendar year in the Non-Exclusive Period, ZB Dental submits Purchase Orders for Units representing fewer than [***] of the applicable Annual Minimum for such calendar year.

(d)      If a Party is dissolved under applicable corporate law or becomes subject to an Insolvency Event, the other Party may terminate this Agreement immediately by delivering written notice to the dissolved or insolvent Party.

7.3 Survival. Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination. The following Articles and Sections shall survive the expiration or termination of this Agreement: Articles V, VI, VII, VIII and IX; and Sections 4.4, 4.5 and 4.6.

Article 8
CONFIDENTIALITY

8.1      Confidentiality. Each Party agrees that, during the Term and for a period of five (5) years thereafter, it and its Affiliates shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder or thereunder) any Confidential Information furnished to it or its Affiliate by the other Party or its Affiliate pursuant to this Agreement, except to the extent expressly authorized by this Agreement or as otherwise agreed to in writing by the Parties. The foregoing confidentiality and non-use obligations do not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)      was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party or its Affiliate;

(b)      was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party or its Affiliate;

(c)      became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party or its Affiliate in breach of this Agreement;

(d)      was disclosed to the receiving Party or its Affiliate by a Third Party who had a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party or its Affiliate; or

(e)      was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

8.2      Authorized Disclosure. Notwithstanding the obligations set forth in Section 8.1, a Party or its Affiliate may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a)      such disclosure is reasonably necessary (i) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Clearance of Product; or (ii) for prosecuting or defending litigation as contemplated by this Agreement;

(b)      such disclosure is reasonably necessary to its officers, directors, employees, agents, consultants, contractors, licensees, sublicensees, attorneys, accountants, lenders, insurers or licensors on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by obligations of confidentiality and non-use no less stringent than those contained in this Agreement;

(c)      such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use having a minimum term of five (5) years; or

(d)      such disclosure is reasonably necessary to comply with Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or other order.

Notwithstanding the foregoing, if a Party or its Affiliate is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.2(a) or 8.2(d), such Party shall promptly notify the other Party of such required disclosure and, upon the other Party’s request, such Party and its Affiliates shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

8.3      Publicity; Terms of Agreement.

(a)      The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 8.3.

(b)      Neither Party shall issue any press release or otherwise publicize the subject matter of this Agreement without the prior written approval of the other Party, except to the extent required by Applicable Laws. Notwithstanding the foregoing, neither Party nor their Affiliates are required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party or its Affiliate, or by the other Party or its Affiliate, in accordance with this Section 8.3, if such information remains accurate as of such time.

(c)      The Parties acknowledge that either or both Parties may be obligated to file under Laws a copy of this Agreement with the U. S. Securities and Exchange Commission ("SEC") or other Governmental Authorities. Each Party shall make such a required filing and shall request confidential treatment of the commercial terms (including but not limited to pricing and Annual Minimums) and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

8.4      Prior Confidentiality Agreements. Any prior confidentiality agreements remain in full force and effect and are not superseded by this Agreement. All Information disclosed by a Party or its Affiliate to the other Party or its Affiliate pursuant to any prior confidentiality agreements is such Party’s Confidential Information disclosed hereunder and the other Party shall and its Affiliates and disclosees will have the confidentiality, non-use and non-disclosure obligations set forth in this Article 8. If any such obligations conflict with the obligations set forth in any prior confidentiality agreements, then the other Party and its Affiliates and disclosees shall comply with the obligations set forth in this Article 8.

8.5      Return of Confidential Information. Except as otherwise set forth in this Agreement, upon termination of this Agreement, the receiving Party will promptly return all of the disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that the receiving Party may retain one copy for its legal files.

8.6      Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it will promptly notify the other Party of such unauthorized use or disclosure.

8.7      Exclusive Property. All Confidential Information is the sole and exclusive property of the disclosing Party and the permitted use thereof by the receiving Party for purposes of its performance hereunder will not be deemed a license or other right of the receiving Party to use any such Confidential Information for any other purpose.

Article 9
MISCELLANEOUS

9.1     Disclaimer of Certain Losses. NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, REMOTE, EXEMPLARY OR SPECULATIVE DAMAGES OR OTHER DAMAGES THAT ARE NOT REASONABLY FORESEEABLE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL OPERATE TO EXCLUDE OR RESTRICT EITHER PARTY’S LIABILITY FOR (A) FRAUD OR WILLFUL MISCONDUCT, (B) DEATH OR PERSONAL INJURY TO A THIRD PARTY CAUSED BY A PARTY’S NEGLIGENCE, (C) BREACH OF ITS OBLIGATIONS UNDER ARTICLE 8 OR (D) INDEMNIFICATION UNDER ARTICLE 6.

9.2      Agency. The Parties are independent contractors. No employee or agent of one Party is, nor shall be deemed to be, based upon performance of this Agreement, an employee, agent, partner or legal representative of the other Party for any purpose. Neither Party shall have the right, power or authority to enter into any contracts in the name of, or on behalf of, the other Party.

9.3     Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto and the Quality Agreement, constitutes the entire agreement between the Parties hereto concerning its subject matter and supersedes all previous negotiations, agreements and commitments with respect thereto. This Agreement shall not be released, discharged, amended or modified in any manner except by a written instrument signed by duly authorized officers or representatives of each of the Parties hereto.

9.4      Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its choice of law rules. The Parties agree that any legal action relating to this Agreement shall be commenced and maintained before any appropriate state or federal court located in New York, New York, and the Parties hereby submit to the jurisdiction of such courts and waive any right to challenge or otherwise raise questions of personal jurisdiction or venue in any action commenced or maintained in such courts.

9.5      Severability. If any provision of this Agreement, or the application thereof to any Party or circumstances, shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by Applicable Laws. In such event, the Parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by Applicable Laws, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either Party from the terms and provisions of this Agreement in order to comply with Applicable Laws shall not be considered a breach of this Agreement.

9.6      Waiver of Compliance. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party, which waiver shall be effective only with respect to the specific obligation and instance described therein.

9.7      Notices. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be deemed given (i) upon receipt, when delivered personally, (ii) upon delivery, if sent to the recipient by a reputable courier or overnight delivery service, or (iii) upon receipt, if mailed by certified or registered mail (airmail if sent internationally), return receipt requested, with postage prepaid, or (iv) when received, as documented with confirmation of successful receipt if sent via email, if, in each case, such notice or communication is addressed to the Party to be notified at such party’s address (or e-mail address, if provided) as set forth below, or as subsequently modified by written notice.

To AcelRx:	AcelRx Pharmaceuticals, Inc. 351 Galveston Drive Redwood City, CA 94063 Attn: Chief Financial Officer

With a copy to:	AcelRx Legal Department [***]
To ZB Dental:	Biomet 3i, LLC
4555 Riverside Dr.
Palm Beach Gardens, FL 33410
Attn: General Counsel

With a copy to:	Zimmer Biomet HQ 345 E. Main St. Warsaw, IN 46580 Attention: Legal Dept – Dental

9.8      Conditional Rights to Distribute in European Union (EU). In accordance with the terms of this Section 9.8, ZB Dental (directly or via a European Affiliate) shall have a right of first negotiation and a right of first refusal to Distribute the Product in the Class of Trade in the European Union (“EU Rights”) [***]. AcelRx agrees to notify ZB Dental of the status of the EU Rights no later than [***] Business Days following [***].

(a)      Right of First Negotiation. During the [***] period following receipt of AcelRx’s notification of the availability of EU Rights pursuant to Section 9.8, (the "ROFN Period"), AcelRx shall engage in exclusive good faith negotiations with ZB Dental to enter into a definitive written agreement setting forth the terms and conditions on which ZB Dental and its Affiliates would be permitted to Distribute the Product in the EU in the Class of Trade (the “EU Agreement”). If the Parties are not able to enter into the EU Agreement during the ROFN Period, then AcelRx may enter into negotiations with any third party regarding such rights.

(b)      Right of First Refusal. If, at any time within [***] after expiration of the ROFN Period (the "ROFR Period"), AcelRx executes a term sheet or receives a bona fide written offer for a transaction involving the grant of EU Rights to a Third Party that AcelRx desires to accept (each, a "Third-Party Offer"), AcelRx shall, within [***] Business Days following receipt of the Third-Party Offer, notify ZB Dental in writing (the "Offer Notice") of the material financial and other terms and conditions of such Third-Party Offer, including, without limitation, the Product transfer price, territory, duration and purchase minimums. Such Offer Notice will constitute an offer made by AcelRx to enter into an agreement with ZB Dental on the same material terms as such Third-Party Offer (the "ROFR Offer"). At any time before the expiration of the [***] period following ZB Dental's receipt of the Offer Notice (the "Exercise Period"), ZB Dental may accept the ROFR Offer by delivery to AcelRx of written notice of acceptance executed by ZB Dental. If, by the expiration of the Exercise Period, ZB Dental has not accepted the ROFR Offer, AcelRx may consummate the proposed transaction with the Third Party identified in the applicable Offer Notice, on material terms that are the same or more favorable to AcelRx as set forth in the Offer Notice. If such Third Party transaction is not consummated, the terms and conditions of this Section 9.8(b) will continue to apply until the end of the ROFR Period.

9.9      Counterparts and Facsimile/Electronic. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A manual signature on this Agreement or any document executed in connection with this Agreement, the image of which is transmitted electronically (including facsimile or e-mail), shall constitute an original signature for purposes of this Agreement.

9.10     Further Actions. Each Party agrees, subsequent to the execution and delivery of this Agreement and without any additional consideration, to execute, acknowledge and deliver such further documents and instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.11    Assignment. Neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement to (a) an Affiliate, or (b) to a Third Party successor to substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction, without the other Party’s approval. If and to the extent that a Party assigns any of its rights and/or obligations hereunder in accordance with this Section 9.11, then this Agreement shall be binding upon the assignee to the same extent as if it were a Party hereto, and each reference herein to the name of the assigning Party shall be deemed to include the assignee. Any assignment not in accordance with this Section 9.11 shall be void.

9.12     Jointly Prepared. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

9.13     Third-Party Rights. Except as expressly provided herein, this Agreement is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties and, where expressly provided, their Affiliates and Qualified Marketing Partners and the Persons entitled to indemnification; provided that only a Party hereto shall have the right to exercise any rights, avail itself of any remedies or deliver any notice under this Agreement or otherwise enforce this Agreement.

9.14     Expenses. Each of the Parties will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the date set forth under its signature below.

Biomet 3i, LLC, d/b/a Zimmer Biomet Dental

By:	/s/ Pedro Malha

Name:	Pedro Malha

Title:	President

Date:	Jul 17, 2020

AcelRx Pharmaceuticals, Inc.

By:	/s/ Raffi Asadorian

Name:	Raffi Asadorian

Title:	Chief Financial Officer

Date:	Jul 17, 2020

[Signature page to Distribution Agreement]

List of Exhibits and Schedules

EXHIBIT A – Distribution Agreement Parameters

EXHIBIT B – Workflow Diagram

EXHIBIT C – AcelRx Returned Goods Policy

EXHIBIT D – Product Label

D-1